Exhibit 23.1

February 24, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of Restaurant Brands International Inc. and Restaurant Brands International Limited Partnership of our report dated February 25, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Tim Hortons Inc., which appears in Tim Hortons Inc.’s Annual Report on Form 10-K for the year ended December 29, 2013.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada